Exhibit 10.3

PIERRE HOLDING CORP.

2008 RESTRICTED STOCK PLAN

(As Adopted January 10, 2008)

ARTICLE I

Purpose of Plan

The 2008 Restricted Stock Plan (the “Plan”) of Pierre Holding Corp. (the “Company”), adopted by the Board of Directors on January 10, 2008, for Directors, Employees and Consultants of the Company and its Subsidiaries, is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and to remain in its service.  The availability and offering of restricted stock awards under the Plan also increases the Company’s and its Subsidiaries’ ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and its Subsidiaries depends.  This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean “Cause” as defined in any Service Agreement in effect between the applicable Participant and the Company or any Subsidiary, or if such Participant is not a party to a Service Agreement in which Cause is defined then, “Cause” shall mean  with respect to a Participant one or more of the following:  (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company, its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or the Company’s president, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or its Subsidiaries to the material disadvantage or detriment of the Company or its Subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (vi) any other material breach of a

Service Agreement in effect between the Participant and the Company or any of its Subsidiaries which is not cured to the Board’s reasonable satisfaction within 15 days after written notice thereof to Participant.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more Directors as appointed from time to time to serve by the Board.  The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 or any successor rule (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended.  No member of the Committee shall have within one year prior to his or her appointment received awards under the Plan if such receipt would cause such member to cease to be a “disinterested person” under Rule 16b-3.  If the Common Stock is Publicly Traded, the committee shall consist of not less than two Directors appointed to the Committee by the Board and each of whom shall be members of the Board and each of whom shall qualify as (i) “non-employee directors (within the meaning of Item 404 of Regulation S-K of the Securities Act of 1933, as amended) and (ii) “outside directors” within the meaning of Treas. Reg. §1.162-27(e)(3) as may be appointed by the Board of the Company, all of whom are members of the Board.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean Pierre Holding Corp., a Delaware corporation.

“Consultant” shall mean a consultant or advisor who is a natural person and who provides bona fide services to the Company or its Subsidiaries; provided such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Director” shall mean a member of the Board.

“Disability” shall mean “Disability” as defined in any Service Agreement in effect between the applicable Participant and the Company or any Subsidiary, or if such Participant is not a party to a Service Agreement in which Disability is defined then, “Disability” shall mean Participant’s inability to perform the essential duties, responsibilities and functions of his position with the Company or any Subsidiary as a result of any mental or physical disability or incapacity, even with reasonable accommodations of such disability or incapacity provided by the Company, or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment.  Participant shall cooperate in all respects with the Company or any of its Subsidiaries if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company or any of its Subsidiaries and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company or any of its Subsidiaries).

“Employee” shall mean an officer or other employee of the Company or any of its Subsidiaries.

“Independent Third Party” shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Participant” shall mean any Employee, Director or Consultant who has been selected to participate in the Plan by the Committee or the Board.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” shall mean any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Publicly Traded” shall mean corporate stock that is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or if sales or bid and offer quotations are reported for that class of stock on the NASDAQ National Market.

“Restricted Shares” shall mean the shares of Common Stock awarded upon the terms and conditions and subject to the restrictions provided for in the Plan.

“Restricted Share Award” shall mean an award of Restricted Shares under the provisions of the Plan.

“Sale of the Company” shall mean the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances (without regard to the occurrence of any contingency) to elect a majority of the Company’s Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

“Service Agreement” shall mean a written agreement between the applicable Participant and the Company or any of its Subsidiaries pursuant to which such Participant provides services to the Company or any of its Subsidiaries as an Employee, Director or Consultant.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person, one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person, one or more Subsidiaries of that person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or shall control the managing general partner of such limited liability company, partnership, association or other business entity.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Restricted Share Awards to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Restricted Share Awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Restricted Share Award granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company, its Subsidiaries and all other Persons.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which Restricted Share Awards may be granted under the Plan shall not exceed, in the aggregate, 200,000 shares; provided that the type and the aggregate number of shares which may be subject to Restricted Share Awards shall be subject to adjustment in accordance with the provisions of paragraph 6.4 below, and further provided that to the extent any Restricted Share Awards are canceled, terminated or forfeited in any manner, the shares that are the subject of such Restricted Share Awards shall again be available under the Plan.  The 200,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1           Restricted Share Awards.  The Committee may grant Restricted Share Awards to Participants in accordance with this Article V.

5.2           Vesting Requirements.  The restrictions imposed on shares of Common Stock granted under a Restricted Share Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement (defined below), provided, however, that unless the vesting requirements are based on specified performance goals and measures set forth in the Award Agreement at the time of the Restricted Share Award, then the shares shall vest over a not less than four-year period.  Notwithstanding the foregoing, the Committee may in its sole discretion accelerate all or a portion of the vesting of a Restricted Share Award in the event of a Sale of the Company or the termination of the Participant’s employment as a result of death or Disability.  Such vesting requirements may be based on the continued employment or other service of the Participant with the Company or its Subsidiaries for a specified time period or periods.  Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion, but no performance period for the attainment of specified performance goals or measures shall be less than one year.  Except as otherwise provided in the Award Agreement, if the vesting requirements of a Restricted Share Award shall not be satisfied or accelerated as contemplated by this paragraph 5.2, the Restricted Shares that were issued pursuant to such Restricted Share Award shall be forfeited and returned to the Company.

5.3           Restrictions.  Shares granted under any Restricted Share Award may not be sold, transferred, or assigned, or subject to any encumbrance, pledge or charge until the Restricted Shares have vested and all vested and unvested Restricted Shares shall be subject to repurchase in accordance with paragraph 6.2 hereof.  Failure to satisfy or comply with any applicable restrictions shall result in the subject shares of the Restricted Share Award being forfeited and returned to the Company.

5.4           Rights as a Shareholder.  Subject to the foregoing provisions of this Article V and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him or her under a Restricted Share Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Share Award is granted.

ARTICLE VI

General Provisions

6.1           Sale of the Company or Public Sale.  In the event of a Sale of the Company or until the Restricted Shares are transferred in a Public Sale, the Committee or the Board may provide, in its discretion, that any Restricted Shares that have not vested at the date of such event and which are transferred in such event shall vest immediately prior to the consummation of the Sale of the Company or a Public Sale, as applicable.

6.2           Written Agreement.  Each Restricted Share Award granted hereunder to a Participant shall be embodied in a written agreement (an “Award Agreement”) which shall be signed by the Participant and by the Chairman or the President of the Company for and in the name and on behalf of the Company and which shall specify the terms and conditions applicable to such Restricted Share Award in accordance with this Plan (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all vested and unvested Restricted Shares issued to such Participant in the event of such Participant’s termination of employment or service with the Company and its Subsidiaries, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.3           Withholding of Taxes.  The Company or any of its Subsidiaries shall be entitled to withhold from any amounts due and payable by the Company or any of its Subsidiaries to any Participant the amount of any federal, state, local or other tax which, in the opinion of the Company, is required to be withheld in connection with the delivery or vesting of Restricted Shares or the receipt of dividends thereon.  To the extent that the amounts available to the Company or any of its Subsidiaries for such withholding are insufficient, it shall be a condition to the delivery or vesting, as applicable, of such Restricted Shares that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld.

6.4           Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Restricted Share Awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Restricted Share Awards as may be determined by the Committee in its sole discretion to be appropriate and equitable.  The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Restricted Share Awards.

6.5           Rights of Participants.  Nothing in this Plan or in any Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service at any time (with or without Cause), nor confer upon any Participant any right to continue in the employment or service of the Company or any of its Subsidiaries for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Award Agreement, in the event of any Participant’s termination of employment or service (including, but not limited to, the termination by the Company or any of its Subsidiaries without Cause), any portion of such Participant’s Restricted Share Award that was not previously vested shall expire and be forfeited as of the date of such termination.  No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.6           Amendment, Suspension and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall materially impair the rights of Participants under outstanding Restricted Share Awards without the consent of the Participants affected thereby.

6.7           Amendment, Modification and Cancellation of Outstanding Awards.  The Committee may amend or modify any Restricted Share Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Restricted Share Award; provided that no such amendment or modification shall materially impair the rights of any Participant under any Restricted Share Award without the consent of such Participant.  With the Participant’s consent, the Committee may cancel any Restricted Share Award and issue a new Restricted Share Award to such Participant.

6.8           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Restricted Share Awards granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.8 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company or any of its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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